Exhibit 2.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

dated as of

June 24, 2014

among

MARKIT LTD.

and

THE SHAREHOLDERS PARTY HERETO

		PAGE

Section 4.10.	Severability	26
Section 4.11.	Confidentiality	27
Exhibit A	Joinder Agreement
Exhibit B	Notice Information for Shareholders

ii

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of June 24, 2014 (the “Agreement”) among Markit Ltd., a Bermuda exempted company (the “Company”), and the Shareholders party hereto as listed on the signature pages, including any Permitted Transferees (collectively, the “Shareholders” and individually, a “Shareholder”).

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder, the total amount of Common Shares “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act without reference to clause (d)(1) of such Rule) (without duplication) by such Shareholder as of the date of such calculation, calculated on a Fully-Diluted basis.

“Bank Shareholders” means the following Shareholders, including any Affiliates of such Shareholders who “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) Common Shares, and any Permitted Transferees: Banc of America Strategic Ventures, Inc., ML IBK Positions, Inc., ML UK Capital Holdings, Bank of America NA, Merrill Lynch International, Banc of America Strategic Investments Corporation, Barclays Bank plc, BNP PUK Holding Limited, BNP Paribas Arbitrage S.N.C., Citigroup Financial Products, Inc., Citigroup Global Markets Limited, Citigroup Global Markets Inc., Credit Suisse NEXT Investors LLC, DB UK Holdings Limited, DBR Investments Co. Limited, Deutsche Bank AG (London Branch), Goldman Sachs International, The Goldman Sachs Group, Inc., HSBC Bank plc, LabMorgan Corporation,

LabMorgan Investment Corporation, Morgan Stanley Fixed Income Ventures Inc., Morgan Stanley, Morgan Stanley UK Group, RBS AA Holdings (UK) Limited, and UBS AG.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized by law to close.

“Common Shares” means the common shares, par value $0.01 per share, of the Company and any shares into which such Common Shares may thereafter be converted or changed.

“CPPIB” means the Canada Pension Plan Investment Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

“Fully-Diluted” means, with respect to the Common Shares, all issued and outstanding Common Shares and all Common Shares issuable in respect of securities convertible into or exchangeable for such Common Shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Common Shares or securities convertible into or exchangeable for such Common Shares; provided that, if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Common Shares are subject to vesting, the Common Shares subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.

“Initial Ownership” means, with respect to any Shareholder, the Aggregate Ownership of Common Shares by such Shareholder immediately after the IPO Closing Date, or, in the case of any Person that shall become a party to this Agreement on a later date, as of such later date, in each case taking into account any share split, share dividend, bonus share issue, reverse share split or similar event. For the avoidance of doubt, with respect to any Shareholder (other than CPPIB), Initial Ownership (a) shall give effect to, and therefore shall not include, any Common Shares sold by such Shareholder in the IPO and (b) shall not include any Common Shares purchased by such Shareholder or any Affiliate thereof as an underwriter in the IPO or purchased by such Shareholder or any Affiliate thereof in an open market transaction following consummation of the IPO. With respect to CPPIB, Initial Ownership shall give effect to and shall include any Common Shares purchased by CPPIB in the IPO, but shall not include any Common Shares purchased by CPPIB in open market transactions or otherwise following consummation of the IPO.

“IPO” means the initial public offering of Common Shares.

“IPO Closing Date” means the closing date of the IPO.

“Lock-Up and Compulsory Transfer Deeds” means the Lock-Up and Compulsory Transfer Deeds dated as of the respective date of execution between the Company and any Bank Shareholder or an Affiliate of any Bank Shareholder.

“PE Shareholders” means the following Shareholders, including any Affiliates of such Shareholders who “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) Common Shares, and any Permitted Transferees: General Atlantic Partners Tango, L.P., Esta Investments Pte Limited and CPPIB.

“Permitted Transferee” means, in the case of any Shareholder, (A) any other Shareholder, (B) any Affiliate of such Shareholder, (C) a trust that is for the exclusive benefit of such Shareholder or its Permitted Transferees under (B) above, or (D) subject to the Company’s prior written consent (not to be unreasonably withheld), a transferee to which Initial Ownership Common Shares are Transferred pursuant to Section 2.04(g)(ii).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Initial Ownership Common Shares “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) by the Shareholders and, in the case of the PE Shareholders, shall also include any Common Shares purchased by the PE Shareholders in open market transactions or otherwise following consummation of the IPO and “beneficially owned” by the PE Shareholders, in either case until (i) such Common Shares have been resold pursuant to a registration statement covering such Common Shares, or (ii) such Common Shares are otherwise Transferred with the consent of the Company and as to which the Company has delivered, or has caused any transfer agent to deliver, a new certificate in book-entry form or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable and documented fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 3.05(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any qualified independent underwriter, including the reasonable and documented fees and expenses of any counsel thereto, (ix) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (x) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (xi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities. For the avoidance of doubt, Registration Expenses shall not include any fees and out-of-pocket expenses of the Shareholders (or the agents who manage their accounts), including, but not limited to, fees and disbursements of counsel for the Shareholders, and shall not include any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities.

“Restriction Termination Date” means the first anniversary of the IPO Closing Date.

“Rule 144” means Rule 144 (or any successor or similar provisions) under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” means a registration under a Registration Statement pursuant to Rule 415 under the Securities Act (or any successor or similar rule).

“Transfer” means, with respect to any Common Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any of the economic consequences of ownership of such Common Shares, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any of the economic consequences of ownership of such Common Shares or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Damages	3.06
Demand Notice	3.01
Demand Registration	3.01
e-mail	4.02
Indemnified Party	3.08
Indemnifying Party	3.08
Initial Requesting Shareholders	3.01
Initial Shelf Requesting Shareholders	3.02
Inspectors	3.05
Lock-Up Period	3.04
Maximum Offering Size	3.01
Notice	4.02
Proceeds Threshold	3.01
Records	3.05
Requesting Shareholders	3.01
Shareholder	Preamble
Shelf Requesting Shareholders	3.02
Underwritten Takedown	3.02

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

RESTRICTIONS ON TRANSFER

Section 2.01. General Restrictions on Transfer. (a) Each Bank Shareholder and PE Shareholder agrees that it shall not Transfer any Initial Ownership Common Shares (or solicit any offers in respect of any Transfer of any Initial Ownership Common Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b) Any attempt by any Bank Shareholder or PE Shareholder to Transfer any Initial Ownership Common Shares not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s register of members or branch register to such attempted Transfer.

Section 2.02. Legends. (a) In addition to any other legend that may be required, each certificate (whether in book-entry form or otherwise) for Initial Ownership Common Shares issued to any Bank Shareholder or PE Shareholder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, MORTGAGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 24, 2014, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MARKIT LTD. OR ANY SUCCESSOR THERETO;

provided, however, that each certificate for CPPIB’s Initial Ownership Common Shares purchased by CPPIB in the IPO shall not include the first sentence and the words “ALSO” and “ADDITIONAL” in the second sentence of the legend required by this Section 2.02(a) endorsed thereon.

(b) If any Initial Ownership Common Shares shall cease to be Registrable Securities under clause (i) of the definition thereof, the Company, upon the written request of the holder thereof, shall cause any transfer agent to issue in book-entry form to such holder a new certificate evidencing such Initial Ownership Common Shares without the first sentence and the words “ALSO” and “ADDITIONAL” in the second sentence of the legend required by Section 2.02(a) endorsed thereon.

(c) If any Initial Ownership Common Shares cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall cause any transfer agent to issue in book-entry form to such holder a new certificate evidencing such Initial Ownership Common Shares without the second sentence of the legend required by Section 2.02(a) endorsed thereon.

Section 2.03. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Bank Shareholder or PE Shareholder may at any time Transfer any or all of its Initial Ownership Common Shares to one or more of its Permitted Transferees without the consent of the Company or any other Shareholder or group of Shareholders so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder substantially in the form of Exhibit A attached hereto and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

Section 2.04. Restrictions on Transfers by the Shareholders. (a) Without the written consent of the Company, no Bank Shareholder or PE Shareholder shall Transfer any of its Initial Ownership Common Shares, except (i) to one or more of its Permitted Transferees in accordance with Section 2.03, (ii) after the Restriction Termination Date, in an offering or sale in connection with the exercise of its rights under, and in accordance with, Article 3 and in accordance with this Section 2.04 or (iii) in accordance with clause (e), (f) or (g) of this Section 2.04.

(b) With respect to a Bank Shareholder, the number of Initial Ownership Common Shares Transferred by such Bank Shareholder pursuant to Section 2.04(a)(ii) in each successive 12-month period beginning on the Restriction Termination Date or any anniversary thereof shall not exceed 25% of such Bank Shareholder’s Initial Ownership Common Shares.

(c) With respect to a PE Shareholder, the number of Initial Ownership Common Shares Transferred by such PE Shareholder pursuant to Section 2.04(a)(ii) in each successive 12-month period beginning on the Restriction Termination Date or any anniversary thereof shall not exceed 331/3% of such PE Shareholder’s Initial Ownership Common Shares.

(d) If any Bank Shareholder or PE Shareholder does not Transfer in an offering or sale the maximum allowable number of Initial Ownership Common Shares under Section 2.04(b) or (c), respectively, in any successive 12-month period beginning on the Restriction Termination Date or any anniversary thereof, any such remaining number of Initial Ownership Common Shares for such period shall be carried over to the next subsequent 12-month period and available for Transfer in an offering or sale in connection with the exercise of such Bank Shareholder’s or PE Shareholder’s rights under, and in accordance with, Article 3 and otherwise in accordance with this Section 2.04.

(e) In the case of the Bank Shareholders, any Initial Ownership Common Shares held after any Demand Registration effected in accordance with Article 3 subsequent to the fourth anniversary of the IPO Closing Date, and, in any case, any Initial Ownership Common Shares held on the fifth anniversary of the IPO Closing Date, shall cease to be subject to any restrictions on Transfer set forth in Section 2.04(a)(ii), subject to compliance with the Securities Act and any other applicable securities or “blue sky” laws.

(f) In the case of the PE Shareholders, any Initial Ownership Common Shares held after any Demand Registration effected in accordance with Article 3 subsequent to the third anniversary of the IPO Closing Date, and, in any case, any Initial Ownership Common Shares held on the fourth anniversary of the IPO Closing Date, shall cease to be subject to any restrictions on Transfer set forth in Section 2.04(a)(ii), subject to compliance with the Securities Act and any other applicable securities or “blue sky” laws.

(g) Notwithstanding anything contained herein to the contrary, the restrictions described in this Agreement shall not apply to any Transfer of Initial Ownership Common Shares that (i) is required by law or a governmental authority or (ii) any Shareholder determines in good faith, based on the advice of legal counsel (which advice may be from internal or external counsel and may be oral or written), would subject it or its Affiliates to material adverse legal, regulatory or compliance consequences as a result of continued ownership of such Initial Ownership Common Shares, provided that in the case of any Transfer pursuant to clause (i) or (ii), such Shareholder shall Transfer no more than the minimum number of Initial Ownership Common Shares as are reasonably necessary to satisfy such legal or governmental authority requirement or to avoid such material adverse consequences; and provided further that, in the case of Transfers contemplated by clause (ii) above, the transferee shall be subject to the Company’s prior written consent (not to be unreasonably withheld) and such transferee of such Initial Ownership Common Shares shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder substantially in the form of Exhibit A attached hereto.

Section 2.05. Notice of Transfers. Each Bank Shareholder and PE Shareholder shall give the Company prompt written notice of any transactions in the Initial Ownership Common Shares in reliance on Section 2.03 or 2.04.

ARTICLE 3

REGISTRATION RIGHTS

Section 3.01. Demand Registration. (a) If the Company shall receive at any time after the Restriction Termination Date a request from two (2) or more Shareholders that are either Bank Shareholders or PE Shareholders, or both (in either case, the “Initial Requesting Shareholders”) that the Company effect the registration under the Securities Act of all or any portion of such Initial Requesting Shareholders’ Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall give notice (a “Demand Notice”) of such requested registration (each such request shall be referred to herein as a “Demand Registration”) to the other Shareholders, which notice shall be given not later than ten (10) Business Days following receipt by the Company of the Demand Notice. Such other Shareholders may, upon notice received by the Company no later than five Business Days after the date of the notice of a Demand Registration, request that the Company also effect the registration under the Securities Act of all or any portion of such other Shareholders’ Registrable Securities (such other requesting Shareholders, together with the Initial Requesting Shareholders, shall be referred to herein as the “Requesting Shareholders”). Thereafter, subject to the restrictions set forth in Section 2.04 and Section 3.01(f), the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 3.01 to the extent necessary to permit the disposition of the Registrable Securities so to be registered (in accordance with the intended methods thereof as aforesaid); provided that the Company shall be permitted to effect the registration under the Securities Act of any securities other than Registrable Securities (including for the benefit of any other Persons not party to this Agreement) as part of any Demand Registration; provided further that the Company shall not be obligated to effect a Demand Registration (i) unless the aggregate gross proceeds (before the deduction of any discounts or commissions) expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $100,000,000 (the “Proceeds Threshold”), provided the Proceeds Threshold shall only apply through the fourth anniversary of the IPO Closing Date, and (ii) until after the Restriction Termination Date.

(b) If any Registrable Securities for which the Requesting Shareholders have requested registration under Section 3.01(a) are excluded from such Demand Registration in accordance with the restrictions set forth in Section 3.01(f), then such Requesting Shareholders may either (i) request that the Company grant a written waiver to permit such Requesting Shareholders to Transfer such excluded Registrable Securities by any means available, subject to compliance with the Securities Act and any other applicable securities or “blue sky” laws or (ii) request that the Company effect a second Demand Registration under the Securities Act to permit the disposition of such excluded Registrable Securities in a Public Offering. Thereafter, subject to the restrictions set forth in Section 2.04 and, in the case of clause (ii) of the preceding sentence, Section 3.01(f), the Company shall either (A) in its sole discretion, grant the waiver request of the Requesting Shareholders, or (B) use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities for which the Requesting Shareholders have requested registration under Section 3.01(b)(ii) to the extent necessary to permit the disposition of the Registrable Securities so to be registered. If any Registrable Securities for which the Requesting Shareholders have requested registration under Section 3.01(b)(ii) are excluded from such second Demand Registration in accordance with the restrictions set forth in Section 3.01(f), then such Requesting Shareholders may, subject to the restrictions set forth in Section 2.04, Transfer such excluded Registrable Securities by any means available, subject to compliance with the Securities Act and any other applicable securities or “blue sky” laws. In no event shall the Company be required to effect (A) more than one Demand Registration within each successive 12-month period beginning on the Restriction Termination Date or any anniversary thereof except as provided in Section 3.01(b)(ii), (B) a Demand Registration within a period of 90 days after the effective date of any other registration statement relating to any Demand Registration or (C) any Demand Registration if, at the time of such request, four or more Demand Registrations (excluding (x) any Demand Registrations pursuant to Section 3.01(b)(ii) or 3.02(a)(ii)(B)(2), and (y) any Demand Registrations effected (in the Company’s sole discretion) other than the one Demand Registration required pursuant to this Section 3.01(b) within each successive 12-month period beginning on the Restriction Termination Date or any anniversary thereof) have previously been effected. Notwithstanding the foregoing limit of four Demand Registrations, if, subsequent to the fourth anniversary of the IPO Closing Date, (A) any PE Shareholder owns Common Shares equal to 100% of the number of such PE Shareholder’s Initial Ownership Common Shares and (B) the Company’s board of directors includes a member nominated by such PE Shareholder, then such PE Shareholder shall be entitled to one additional Demand Registration otherwise in accordance with the terms of Section 3.01 (provided that the Demand Notice required by Section 3.01(a) need only be sent by the Company to any other PE Shareholder that satisfies the same demand requirements as the requesting PE Shareholder), which shall not be taken into account for purposes of determining whether the limit of four Demand Registrations have been effected. In addition, if, as of the fourth anniversary of the IPO Closing Date, any Shareholder owns more than 5% of the Company’s issued and outstanding Common Shares, then such Shareholder shall be entitled to one additional Demand Registration otherwise in accordance with the terms of Section 3.01 (provided that the Demand Notice required by Section 3.01(a) need only be sent by the Company to any other Shareholder that satisfies the same demand requirements as the requesting Shareholder), which shall not be taken into account for purposes of determining whether the limit of four Demand Registrations have been effected.

(c) At any time prior to the effective date of the registration statement relating to a Demand Registration request pursuant to Section 3.01(a) or Section 3.01(b)(ii), a Shareholder may withdraw from the related registration by providing written notice to the Company. If sufficient Registrable Securities are so withdrawn such that the number of Registrable Securities to be included in such Demand Registration do not meet the applicable threshold(s) required for such Demand Registration pursuant to Section 3.01(a), the Company may cease all efforts to effect such Demand Registration upon such withdrawal and, upon the Company ceasing all efforts to effect registration, such Demand Registration shall be deemed revoked. Notwithstanding clause (e) below, a request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company, (ii) at the time of such withdrawal, the Shareholders shall have learned of a material adverse change in the condition, business, or prospects of the Company from the condition, business or prospects of the Company at the time of the related registration request and have promptly withdrawn the request after learning of such information, or (iii) the Requesting Shareholders reimburse the Company for all Registration Expenses (other than the expenses set forth under clause (v) of the definition thereof) incurred prior to the receipt of such revocation, pro rata among such Requesting Shareholders on the basis of the number of Registrable Securities of each such Requesting Shareholder that were to be included in the revoked Demand Registration. Notwithstanding the foregoing, if a requested registration does not meet the Proceeds Threshold, such requested registration shall not be deemed a Demand Registration or a withdrawn registration and shall not be taken into account for purposes of determining the number of Demand Registrations that have been effected.

(d) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration that is effected or, in the case of any Demand Registration that is not effected, where (i) the failure of such Demand Registration to be effected arose out of the fault of the Company or (ii) the Requesting Shareholders do not elect to pay Registration Expenses in accordance with clause (iii) of the last sentence of Section 3.01(c). For the avoidance of doubt, the Requesting Shareholders shall be liable for and pay all Registration Expenses (other than the expenses set forth under clause (v) of the definition thereof) in any other circumstance in connection with any Demand Registration, and, in all circumstances in connection with any Demand Registration, shall be liable for and pay all fees and out-of-pocket expenses of the Requesting Shareholders (or the agents who manage their accounts), including, but not limited to, fees and disbursements of counsel for the Requesting Shareholders and any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities.

(e) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 30 days (or such shorter period in which all Registrable Securities of the Requesting Shareholders included in such registration have actually been sold thereunder).

(f) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be included in such registration by all Requesting Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of Registrable Securities held by each such Shareholder); and

(ii) second, any securities proposed to be registered by the Company (including for the benefit of any other Persons not party to this Agreement, with such priorities among them as the Company shall determine in its sole discretion).

(g) Upon notice to the Requesting Shareholders, the Company may postpone effecting a registration pursuant to this Section 3.01 on two occasions during any period of twelve consecutive months for a time period specified in the notice but not exceeding 120 days in the aggregate in any period of twelve consecutive months (which period may not be extended or renewed), if (i) the Company determines that effecting the registration could materially and adversely affect an offering of securities of the Company or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 3.02. Shelf Registration. (a) (i) At any time after the Restriction Termination Date, if the Company is eligible to use Form F-3 or Form S-3, then any two (2) or more Shareholders that are either Bank Shareholders or PE Shareholders, or both (in either case, the “Initial Shelf Requesting Shareholders”) may request the Company to effect a Shelf Registration of some or all of the Registrable Securities held by such Initial Shelf Requesting Shareholders. The Company shall give notice of such requested Shelf Registration to the other Shareholders, which notice shall be given not later than ten (10) Business Days following receipt by the Company of the request from the Initial Shelf Requesting Shareholders. Such other Shareholders may, upon notice received by the Company no later than five Business Days after the date of the notice of a Shelf Registration, request that the Company also effect a registration of some or all of the Registrable Securities held by such other Shareholders (such other requesting Shareholders, together with the Initial Shelf Requesting Shareholders, shall be referred to herein as the “Shelf Requesting Shareholders”). The Company shall only be required to effectuate one Public Offering from such Shelf Registration (an “Underwritten Takedown”) within each successive 12-month period beginning on the Restriction Termination Date or any anniversary thereof, with a minimum period of 90 days between each such Public Offering, and each such offering shall be deemed a Demand Registration for purposes of the Company’s obligation to effect no more than four Demand Registrations in the aggregate as set forth in Section 3.01(b), subject to the additional demand rights as of or following the fourth anniversary of the IPO Closing Date as set forth in such section. For the avoidance of doubt, Registrable Securities registered by the Shelf Requesting Shareholders pursuant to a Shelf Registration may only be offered or sold pursuant to an Underwritten Takedown or otherwise pursuant to the provisions of Section 3.02(a)(ii) (other than, for the avoidance of doubt, any Registrable Securities registered as part of a Shelf Registration under Section 3.03 hereof).

(ii) (A) Notwithstanding Section 3.02(a)(i), if any Registrable Securities for which the Shelf Requesting Shareholders have requested a Shelf Registration are excluded from an Underwritten Takedown in accordance with the restrictions set forth in Section 3.01(f), then such Shelf Requesting Shareholders may either (1) request that the Company grant a written waiver to permit such Shelf Requesting Shareholders to Transfer such excluded Registrable Securities by any means available, subject to compliance with the Securities Act and any other applicable securities or “blue sky” laws or (2) request that the Company effect a second Underwritten Takedown to permit the disposition of such excluded Registrable Securities in a Public Offering. (B) Subject to the restrictions set forth in Section 2.04 and, in the case of Section 3.02(a)(ii)(A)(2), subject to the restrictions set forth in Section 3.01(f), the Company shall either (1) in its sole discretion, grant the waiver request of the Shelf Requesting Shareholders, or (2) use commercially reasonable efforts to effect the Underwritten Takedown of all Registrable Securities for which the Shelf Requesting Shareholders have requested such Underwritten Takedown under Section 3.02(a)(ii)(A)(2) to the extent necessary to permit the disposition of such excluded Registrable Securities in a Public Offering. (C) If any Registrable

Securities for which the Shelf Requesting Shareholders have requested an Underwritten Takedown under Section 3.02(a)(ii)(A)(2) are excluded from such second Underwritten Takedown in accordance with the restrictions set forth in Section 3.01(f), then such Shelf Requesting Shareholders may, subject to the restrictions set forth in Section 2.04, Transfer such excluded Registrable Securities by any means available, subject to compliance with the Securities Act and any other applicable securities or “blue sky” laws.

(iii) The provisions of Section 3.01 shall apply mutatis mutandis to each Underwritten Takedown, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering; provided that Requesting Shareholders shall only include Shareholders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, no Shareholder may request any Demand Registration pursuant to Section 3.01 with respect to Registrable Securities that are registered on such Shelf Registration but instead shall have the right to request an Underwritten Takedown as set forth above.

(b) If the Company shall receive a request from Shelf Requesting Shareholders that the Company effect a Shelf Registration, then the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities for which the Shelf Requesting Shareholders have requested registration under this Section 3.02 to the extent necessary to permit the registration of the Registrable Securities so to be registered on such Shelf Registration; provided that the Company shall be permitted to effect the registration under the Securities Act of any securities other than Registrable Securities (including for the benefit of any other Persons not party to this Agreement) as part of any Shelf Registration.

(c) At any time prior to the effective date of the registration statement relating to a Shelf Registration request pursuant to Section 3.02(a), a Shareholder may withdraw from the related registration by providing written notice to the Company. If sufficient Registrable Securities are so withdrawn such that the number of Registrable Securities to be included in such Shelf Registration do not meet the applicable threshold(s) required for such Shelf Registration pursuant to Section 3.02(a), the Company may cease all efforts to effect such Shelf Registration upon such withdrawal and, upon the Company ceasing all efforts to effect registration, such Demand Registration shall be deemed revoked. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company, (ii) at the time of such withdrawal, the Shareholders shall have learned of a material adverse change in the condition, business, or prospects of the Company from the condition, business or prospects of the Company at the time of the related registration request and have promptly withdrawn the request after learning of such information or (iii) the Shelf Requesting Shareholders reimburse the Company for all Registration Expenses (other than the expenses set forth under clause (v) of the definition thereof) incurred prior to the receipt of such revocation, pro rata among such Shelf Requesting Shareholders on the basis of the number of Registrable Securities of each such Shelf Requesting Shareholder that were to be included in the revoked Shelf Registration.

(d) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration that is effected or, in the case of any Shelf Registration that is not effected, where the failure of such Shelf Registration to be effected arose out of the fault of the Company. For the avoidance of doubt, the Shelf Requesting Shareholders shall be liable for and pay all Registration Expenses (other than the expenses set forth under clause (v) of the definition thereof) in any other circumstance in connection with any Shelf Registration, and, in all circumstances in connection with any Shelf Registration, shall be liable for and pay all fees and out-of-pocket expenses of the Shelf Requesting Shareholders (or the agents who manage their accounts), including, but not limited to, fees and disbursements of counsel for the Shelf Requesting Shareholders and any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities pursuant to an Underwritten Takedown.

(e) Upon notice to the Shelf Requesting Shareholders, the Company may postpone effecting a Shelf Registration pursuant to this Section 3.02 or delay any Underwritten Takedown pursuant to such Shelf Registration, as the case may be, on two occasions during any period of twelve consecutive months for a time period specified in the notice but not exceeding 120 days in the aggregate in any period of twelve consecutive months (which period may not be extended or renewed), if (i) the Company determines that effecting the Shelf Registration or any Underwritten Takedown, as the case may be, could materially and adversely affect an offering of securities of the Company, or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 3.03. Final Shelf Registration. If, subsequent to the fourth anniversary of the IPO Closing Date, (i) all Demand Registrations available to the Shareholders under Sections 3.01 and 3.02 have been effected, (ii) any Shareholder’s Initial Ownership Common Shares are not freely saleable in accordance with Rule 144 (without any volume or manner of sale limitations), (iii) such Shareholder owns Common Shares equal to 100% of the number of such Shareholder’s Initial Ownership Common Shares, and (iv) such Shareholder has no contractual right and at no time during the preceding 90 days has had any contractual right to nominate any candidate for appointment or election to the Company’s board of directors, then, as of such date, such Shareholder shall be entitled to request the Company to effect a Shelf Registration of all of such

Shareholder’s Registrable Securities otherwise in accordance with the terms of Section 3.02, provided, however, that (w) the Company shall only be required to give notice of such requested Shelf Registration to any Shareholder that, as of the date of such notice, owns Common Shares equal to 100% of the number of such Shareholder’s Initial Ownership Common Shares, (x) only those Shareholders that satisfy each of the requirements of clauses (ii), (iii) and (iv) of this Section 3.03 shall be permitted to request that the Company also effect a Shelf Registration of all of such Shareholder’s Registrable Securities, (y) no Shareholder included in the Shelf Registration under this Section 3.03 shall be entitled to request an Underwritten Takedown, and (z) the Company shall use all commercially reasonable efforts to cause such Shelf Registration to become and remain effective for a period of not less than 120 days (or such shorter period in which all of the Registrable Securities of the Shelf Requesting Shareholders included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities).

Section 3.04. Lock-up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering after the Restriction Termination Date or any registration of securities to be issued by the Company shall be effected in connection with an underwritten public offering, each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Initial Ownership Common Shares (except as part of such public offering) during the period beginning 14 days prior to the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, 14 days prior to launch of the offering or such later date when the Shareholder receives notice thereof until the earlier of (i) such time as the Company and the lead managing underwriter(s) shall agree and (ii) 90 days following the effective date of the applicable registration statement or, in the case of a Shelf Registration, 90 days following the pricing of the offering, in each case as may be extended for purposes of compliance with NASD Rule 2711(f)(4), or any successor rule thereto (such period, the “Lock-Up Period” for the applicable registration statement). The Company agrees that any lock-up agreement executed for the benefit of the underwriters of any such public offering shall supersede the lock-up agreement contained in this Section 3.04, but only with respect to each Shareholder that executes such underwriter lock-up agreement and only in connection with that particular public offering.

Section 3.05. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 3.01, or the Company prepares a Shelf Registration pursuant to Section 3.02 or Section 3.03, subject to the provisions of such Sections, the Company shall use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection with any such request:

(a) The Company shall use all commercially reasonable efforts to prepare and file with the SEC within 120 days of such request, or such later date as necessary to comply with applicable law, a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 30 days, or in the case of a Shelf Registration, three years (or such shorter period in which all of the Registrable Securities of the Requesting Shareholders or the Shelf Requesting Shareholders, as the case may be, included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities).

(b) In connection with sending a Demand Notice, the Company shall furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), copies of such registration statement, prospectus, amendment or supplement in the form as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (excluding exhibits thereto and documents incorporated by reference therein unless specifically requested), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A, Rule 430B or Rule 430C under the Securities Act as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus, (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all commercially reasonable actions to prevent the entry of such stop order or to remove it if entered and (iv) promptly notify each such Shareholder when any stop order issued by the SEC or any state securities commission has been lifted.

(d) The Company shall use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall as promptly as practicable notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as promptly as practicable prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) The Requesting Shareholders or Shelf Requesting Shareholders, as applicable, shall have the right to request that any registration be effected as an underwritten offering as the method of disposition, and the Company shall comply with such request. In addition, the Company may determine to effect any registration as an underwritten offering, except any registration effected pursuant to Section 3.03. The Company shall have the right, in its sole discretion, to select the underwriter or underwriters in connection with any Public Offering resulting from any exercise of a Demand Registration (including any Underwritten Takedown). In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including, if necessary in the judgment of Company counsel, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company (which the Company agrees to negotiate in good faith), the Company shall, in connection with a Public Offering, make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 3.05 and any attorney, accountant or other professional, the retention of which is reasonable under the circumstances, retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents of the Company (collectively, the “Records”) as shall be reasonably necessary to enable any of the Inspectors to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Common Shares unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) In connection with any Public Offering, the Company shall use all commercially reasonable efforts to furnish to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter(s) of such Public Offering shall reasonably request;

(i) The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.

(j) The Company shall use all commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Common Shares are then listed or traded.

(k) The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. In connection with a Shelf Registration, any Shareholder that does not provide such information within five Business Days of a request by the Company may have its Registrable Securities excluded from such Shelf Registration.

(l) The Company shall cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(m) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.05(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.05(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.05(a)) by the number of days in the period from and including the date of the giving of notice pursuant to Section 3.05(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 3.05(e).

(n) Each Shareholder agrees that, in connection with any offering pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company, and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any registration statement hereunder other than the prospectus and any such free writing prospectus so authorized.

Section 3.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, its Affiliates, and all officers, directors and employees of the Shareholder and its Affiliates, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein; provided that such exception shall not apply if such Shareholder has updated and corrected such information in writing in the event that such previously provided information is not true and correct no less than two Business Days prior to the Company’s use of such information in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.06.

Section 3.07. Indemnification by Participating Shareholders. (a) Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Shareholder provided in Section 3.06, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; provided that this Section 3.07 shall not apply if such Shareholder updates and corrects such information in writing in the event that such previously provided information is not true and correct no less than two Business Days prior to the Company’s use of such information in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Shareholder holding Registrable Securities included in any registration statement also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.07.

(b) As a condition to including Registrable Securities in any registration statement filed in accordance with Article 3, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

(c) No Shareholder shall be liable under this Section 3.07 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 3.08. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 3.06 or 3.07, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable and documented fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 3.09. Contribution. (a) If the indemnification provided for in Section 3.06 or 3.07 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 3.06 or 3.07 was available to such party in accordance with its terms.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.09 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.09(a). Notwithstanding the provisions of this Section 3.09, no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Shareholder in the sale of Registrable Securities of such Shareholder exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Shareholder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligation to contribute pursuant to this Section 3.09 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

Section 3.10. Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and the managing underwriter(s) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 3.11. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 3 shall be assignable by any Shareholder to any Person acquiring Common Shares in any Public Offering. Any such assignments in violation of this Section 3.11 shall be null and void.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Shareholder may assign rights hereunder to any Permitted Transferee of such Shareholder acquiring Common Shares pursuant to Section 2.03. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company a joinder substantially in the form of Exhibit A hereto and shall thenceforth be a “Shareholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Notices. All notices, requests and other communications (each, a “Notice”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or electronic mail (“e-mail”) transmission so long as read receipt of such e-mail is requested and received, if to the Company, in care of:

Markit North America, Inc.
620 Eighth Avenue, 35th Floor
New York, New York 10018
Attention:	Adam J. Kansler
Chief Administrative Officer and General Counsel
E-mail:	adam.kansler@markit.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Richard D. Truesdell, Jr.
Facsimile No.:	(212) 701-5674
E-mail:	richard.truesdell@davispolk.com

if to any Shareholder, at the address for such Shareholder set forth in Exhibit B hereto or otherwise provided to the Company as set forth below.

Any Notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Person that becomes a Shareholder after the date hereof shall provide its address, fax number and e-mail address to the Company on the joinder.

Section 4.03. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given without the written consent of the Company and holders of a majority of the Registrable Securities; provided, however, that in no event shall the obligations of any holder of Registrable Securities be increased or the rights of any Shareholder be adversely affected (without similarly increasing or adversely affecting the rights of all Shareholders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

Section 4.04. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08. Counterparts; Effectiveness. This Agreement may be executed (including by facsimile or other electronic image scan transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall, taken together, be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have executed and delivered this Agreement. Until and unless each party has executed and delivered this Agreement, this Agreement shall have no effect and no party shall have any right or obligation hereunder.

Section 4.09. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof; provided that this Agreement shall have no effect on and shall not supersede the Lock-Up and Compulsory Transfer Deeds.

Section 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.11. Confidentiality. Each Shareholder agrees that any notice received pursuant to this Agreement, including any notice of a proposed underwritten public offering or postponement of an offering or effecting of a registration, is confidential information and that any trading in securities of the Company following receipt of such information may only be done in compliance with all applicable securities laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Markit Ltd.

By:	/s/ Lance Uggla
	Name:	Lance Uggla
Title:

Banc of America Strategic Ventures, Inc.

By:	/s/ Shea Wallon
	Name:	Shea Wallon
	Title:	Managing Director

ML IBK Positions, Inc.

By:	/s/ Shea Wallon
	Name:	Shea Wallon
	Title:	Managing Director

ML UK Capital Holdings

By:	/s/ Trevor Martin
	Name:	Trevor Martin
	Title:	Director

Bank of America NA

By:	/s/ Shea Wallon
	Name:	Shea Wallon
	Title:	Managing Director

Merrill Lynch International

By:	/s/ Adam Battersby
	Name:	Adam Battersby
	Title:	Officer

Banc of America Strategic Investments Corporation

By:	/s/ Shea Wallon
	Name:	Shea Wallon
	Title:	Managing Director

Barclays Bank plc

By:	/s/ Andrew Challis
	Name:	Andrew Challis
	Title:	Managing Director, Head of Rates E-Distribution and Markets Strategic Investments

BNP PUK Holding Limited

By:	/s/ N. E. Brick
	Name:	N. E. Brick
	Title:	Director

By:	/s/ C. M. Penney
	Name:	C. M. Penney
Title:

BNP Paribas Arbitrage S.N.C.

By:	/s/ Philippe Maillard
	Name:	Philippe Maillard
	Title:	Chief Operating Officer

Citigroup Financial Products, Inc.

By:	/s/ William Hartnett
	Name:	William Hartnett
	Title:	Managing Director

Citigroup Global Markets Limited

By:	/s/ Brian H. Hellmann
	Name:	Brian H. Hellmann
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ William Hartnett
	Name:	Wiliam Hartnett
	Title:	Managing Director

Credit Suisse NEXT Investors LLC

By:	/s/ Kenneth J. Lohsen
	Name:	Kenneth J. Lohsen
	Title:	Chief Operating Officer and Controller

DB UK Holdings Limited

By:	/s/ Andrew Murray
	Name:	Andrew Murray
	Title:	Director

By:	/s/ Adam Rutherford
	Name:	Adam Rutherford
	Title:	Secretary

DBR Investments Co. Limited

By:	/s/ Eric Kong
	Name:	Eric Kong
	Title:	Vice President

By:	/s/ Rob Corcoran
	Name:	Rob Corcoran
	Title:	Associate

Deutsche Bank AG (London Branch)

By:	/s/ Andrew Murray
	Name:	Andrew Murray
	Title:	Director

By:	/s/ Manisha Ramchurn
	Name:	Manisha Ramchurn
	Title:	Legal Council

Goldman Sachs International

By:	/s/ Paul Christensen
	Name:	Paul Christensen
	Title:	Managing Director

The Goldman Sachs Group, Inc.

By:	/s/ Darren Cohen
	Name:	Darren Cohen
	Title:	Attorney-in-Fact

HSBC Bank plc

By:	/s/ Samir Assaf
	Name:	Samir Assaf
	Title:	CEO, Global Banking and Markets

LabMorgan Corporation

By:	/s/ Luis Valdich
	Name:	Luis Valdich
	Title:	President

LabMorgan Investment Corporation

By:	/s/ Luis Valdich
	Name:	Luis Valdich
	Title:	Executive Director & Treasurer

Morgan Stanley Fixed Income Ventures Inc.

By:	/s/ Dexter Senft
	Name:	Dexter Senft
Title:

Morgan Stanley

By:	/s/ James Rosenthal
	Name:	James Rosenthal
Title:

Morgan Stanley UK Group

By:	/s/ Stephen Souchon
	Name:	/s/ Stephen Souchon
	Title:	Director

RBS AA Holdings (UK) Limited

By:	/s/ JRFJ Fox
	Name:	JRFJ Fox
	Title:	Director

UBS AG

By:	/s/ Philip Olesen
	Name:	Philip Olesen
	Title:	Managing Director

By:	/s/ James Fuqua
	Name:	James Fuqua
	Title:	Managing Director

General Atlantic Partners Tango, L.P.

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President

Esta Investments Pte Limited

By:	/s/ Rohit Sipahimalani
	Name:	Rohit Sipahimalani
	Title:	Authorized Signatory

Canada Pension Plan Investment Board

By:	/s/ Eric M. Wetlaufer
	Name:	Eric M. Wetlaufer
	Title:	Senior Vice-President and Head of Public Market Investments

By:	/s/ R. Scott Lawrence
	Name:	R. Scott Lawrence
	Title:	Vice-President and Head of Relationship Investments

Lance Uggla

/s/ Lance Uggla

Kevin Gould

/s/ Kevin Gould

Jeff Gooch

/s/ Jeff Gooch

Adam Kansler

/s/ Adam Kansler

Shane Akeroyd

/s/ Shane Akeroyd

Stephen Wolff

/s/ Stephen Wolff

Pan Praewood 1

By:	/s/ Janique Thiry
	Name:	Janique Thiry
	Title:	Head of Unquoted Investments

By:	/s/ Stephen Christmann
	Name:	Stephen Christmann
	Title:	Manager Unquoted Investments

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of June 24, 2014 (as the same may be amended from time to time, the “Registration Rights Agreement”) among Markit Ltd. and the Shareholders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a Permitted Transferee of a Shareholder thereto, and shall have all of the rights and obligations of a “Shareholder” and a “Permitted Transferee” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement (including, without limitation, Article 2 thereof).

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                  ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

[Address]
[Fax Number]
[E-mail address]